Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:                                                                  March 22, 2017

Contact:                                                Anne-Marie Wright, Vice President, Corporate Communications

Phone:                                                         (801) 208-4167  e-mail: awright@merit.com  Fax: (801) 253-1688

MERIT MEDICAL ANNOUNCES PRICING

OF PUBLIC OFFERING OF COMMON STOCK

SOUTH JORDAN, UTAH — Merit Medical Systems, Inc. (NASDAQ: MMSI) (“Merit”), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy, today announced the pricing of its underwritten public offering of 4,500,000 shares of common stock at a price of $28.25 per share (before underwriting discounts). In addition, Merit has granted the underwriters participating in the offering a 30-day option to buy up to an additional 675,000 shares of common stock at the public offering price, less underwriting discounts. The offering is expected to close on or about March 28, 2017, subject to customary closing conditions.

Merit expects to use the net proceeds from the offering to repay debt under its existing credit facility.

BofA Merrill Lynch and Piper Jaffray are acting as joint book-running managers and representatives of the underwriters for the offering.  Wells Fargo Securities is also acting as a joint book-running manager. Canaccord Genuity, Raymond James, and SunTrust Robinson Humphrey are acting as co-managers.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, free of charge on the Securities and Exchange Commission’s website at www.sec.gov or by sending a request to (a) BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department (or by email at dg.prospectus_requests@baml.com) or (b) Piper Jaffray, 800 Nicollet Mall, J12S03, Minneapolis,

MN 55402, Attn: Prospectus Department (or by e-mail at prospectus@pjc.com or telephone at (800) 747-3924.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities discussed herein will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission, and the offering will be made only by means of a prospectus supplement and accompanying prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 280 individuals.  Merit employs approximately 4,500 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Tokyo, Japan; Singapore; and Melbourne, Australia.

FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Forward-looking statements in this release include statements regarding the proposed public offering of shares of common stock and the anticipated use of the net proceeds therefrom, and are subject to a number of risks and uncertainties that may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include risks relating to the sufficiency of demand for our common stock, the price we are able to obtain for our common stock and satisfaction of customary closing conditions for the offering for an underwritten offering of securities, as well as the risks and uncertainties that could affect Merit’s business and financial results described in the preliminary prospectus supplement and accompany prospectus referenced above, as well as Merit’s other filings with the SEC, including under the caption “Risk Factors” in Merit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements relate only to events as of the date on which the statements are made and actual results or events may differ materially from anticipated results or events. Except as required by law, Merit undertakes no obligation to update or revise any forward-looking statements, even if subsequent events cause its views to change.

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